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                                                                   EXHIBIT 3.145


                                     BYLAWS

                                       OF

                          PARSONS DEVELOPMENT COMPANY

                     ARTICLE I.  MEETINGS OF SHAREHOLDERS.

     Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held on the 1st day of January at the principal offices of the Corporation or at such other time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.


     Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

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                                    BY-LAWS

                                       OF

                        PARSONS DEVELOPMENT CORPORATION


                      ARTICLE I. MEETINGS OF SHAREHOLDERS.

         Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held on the lst day of January at the principal offices of the Corporation or at such other time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

         Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.


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         Section 3. Place. Meeting of shareholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Board of Directors.

         Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered no less than 3 nor more than 10 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.


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         Section 6. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

         If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless otherwise provided by law.

         Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

         Section 9. Action by Shareholders Without a Meeting. Any action required by law, these bylaws, or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not


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less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law.

                             ARTICLE II. DIRECTORS.

         Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         Section 2. Qualification. Directors need not be residents of this state, but must be shareholders of this corporation.

         Section 3. Compensation. Shareholders shall have authority to fix the compensation of directors.

         Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 5. Number. This corporation shall have one (1) director.

         Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and


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until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 9. Quorum and Voting. One (1) of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of one (1) of the directors present at a meeting at which a quorum is present shall be the act of Board of Directors.


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         Section 10. Executive and Other Committees. The Board of Directors, by
resolution adopted by one (1) of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

         Section 11. Place of Meeting. Regular and Special meetings of the Board of Directors shall be held at the principal offices of the corporation.

         Section 12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice after the shareholders' meeting. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or cablegram at least three (3) days before the meeting or by notice mailed to the director at least ten (10) days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the


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manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         Meetings of the Board of Directors may be called by the chairman of the board or by the president of the corporation.

         Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone of similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee


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thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                             ARTICLE III. OFFICERS.

         Section 1. Officers. The officers of this corporation shall consist of a president, a vice president and a secretary/ treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

         Section 2. Duties. The officers of this corporation shall have the following duties:

         The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

         The Vice President shall perform all such duties as from time to time may be assigned to him by the Board or the President. At the request of the President, in his absence or inability to act, the Vice President designated by the Board shall perform the duties of the


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President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

         The Secretary/Treasurer shall have custody of, and maintain, all corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors of the President.

         The Secretary/Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors of the president, and shall perform such other duties as may be prescribed by the Board of Directors of the President.

         Section 3. Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

         Any vacancy in any office may be filled by the Board of Directors.


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                                    ARTICLE IV. INDEMNIFICATION

         Each officer and director of the corporation now or hereafter serving as such, shall be indemnified by the corporation against any and all claims and liabilities to which he or she has or shall become subject by reason of serving or having served as such director or officer, or by reason of any action alleged to have been taken, omitted or neglected by him as such director or officer; and the corporation shall reimburse each such person for all legal expenses reasonably incurred by him or her in connection with such claim or liability, provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with, any claim or liability rising out of his or her own wilful misconduct or gross negligence. The amount paid to any director or officer by way of indemnification shall not exceed his or her actual, reasonable, and necessary expenses incurred in connection with the matter involved, and such additional amount as may be fixed by the shareholders, and any determination so made shall be binding on the indemnified director or officer.

         The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.


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                         ARTICLE V. STOCK CERTIFICATES

         Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         Section 2. Form. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or facsimile thereof.

         Section 3. Transfer of Stock. The corporation shall request a stock certificate presented to it or transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

         Section 4. Lost, Stolen or Destroyed Certificates. If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the board may reasonably require.


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                          ARTICLE V.  BOOKS AND RECORDS.

         Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

         This corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares or of voting trust certificates thereof at least six months immediately preceding his demand of shall be the holder of record of, or the holder of record of voting trust certificates, for, at least five percent of the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         Section 2. Financial Information. Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a


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profit and loss statement showing the results of the operations of the corporation during its fiscal year.

         Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                             ARTICLE VII.  DIVIDENDS.

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the provisions of the Florida Statutes.

                          ARTICLE VIII.  CORPORATE SEAL.

         The Board of Directors shall provide a corporate seal which shall be in circular form.


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                             ARTICLE IX. AMENDMENT.

         These bylaws may be altered, amended or repealed, and new bylaws may be adopted, by either the Board of Directors or the shareholders, but, the Board of Directors may not alter, repeal or amend any bylaw adopted by the shareholders if the shareholders specifically prescribe in such bylaw that it shall not be altered, amended or repealed by the Directors.

         EXECUTED:     3/25/98
         ------------------------------
                                                  /s/ DARRYL B. PARSONS
                                                 ------------------------------
                                                 Darryl B. Parsons


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